                            STOCK PURCHASE AGREEMENT


                                     AMONG


                           THE UNIMARK GROUP, INC. ,


                              UNIMARK FOODS, INC.,


                     SAM PERRICONE CHILDREN'S TRUST - 1972,


                                 SAM PERRICONE,


                                      AND


                                 MARK STRONGIN







                            _______________________


                                  May 9, 1996

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                              TABLE OF CONTENTS

                                   ARTICLE I.
                      REPRESENTATIONS OF THE SHAREHOLDERS


1.1        Ownership of Simply Fresh Shares
1.2        Validity of Transaction
1.3        Existence and Good Standing
1.4        Capital Stock
1.5        Subsidiaries and Investments
1.6        Financial Statements and No Material Changes
1.7        Books and Records
1.8        Title to Properties; Encumbrances
1.9        Real Property
1.10       Leases
1.11       Material Contracts
1.12       Restrictive Documents
1.13       Litigation
1.14       Taxes
1.15       Liabilities
1.16       Insurance
1.17       Intellectual Properties
1.18       Compliance with Laws
1.19       Accounts Receivable
1.20       Employment Relations
1.21       Employee Benefit Plans
1.22       Interests in Clients, Suppliers, Etc.
1.23       Bank Accounts, Powers of Attorney, and Compensation of Employees
1.24       No Changes Prior to Closing Date
1.25       Disclosure
1.26       Broker's or Finder's Fees
1.27       Agreements, Judgments and Decrees Affecting Shareholders
1.28       Copies of Documents
1.29       Purchase for Investment
1.30       Investor Qualifications
1.31       Environmental Matters


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                                 ARTICLE II.
                 REPRESENTATIONS OF THE ACQUIRING COMPANIES


2.1        Existence and Good Standing
2.2        Restrictive Documents
2.3        Purchase for Investment
2.4        Broker's or Finder's Fees
2.5        Issuance of the Shares
2.6        Financial Situation
2.7        No Changes Prior to Closing
2.8        Disclosure
2.9        Litigation



                                ARTICLE III.
                         SALE OF SIMPLY FRESH SHARES



3.1        Sale of Simply Fresh Shares
3.2        Cash Payment
3.3        UniMark Common Stock
3.4        Non-competition Agreement
3.5        Closing



                                 ARTICLE IV.
                         CONDUCT OF BUSINESS; REVIEW


4.1        Conduct of Business of the Company
4.2        Exclusive Dealing
4.3        Review of the Company


                                 ARTICLE V.
             CONDITIONS TO THE ACQUIRING COMPANIES' OBLIGATIONS


5.1        Opinion of the Company's Counsel
5.2        Good Standing Certificates
5.3        No Material Adverse Change
5.4        Truth of Representations and Warranties
5.5        Performance of Agreements
5.6        No Litigation Threatened
5.7        Non-Competition Agreements
5.8        Governmental Approvals
5.9        Intra-Company Debt
5.10       Proceedings
5.11       Audited Financial Statements Certified by Ernst & Young, LLP


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                                 ARTICLE VI.
                 CONDITIONS TO THE SHAREHOLDERS' OBLIGATIONS

6.0        Conditions to the Shareholders' Obligations
6.1        Opinion of UniMark's Counsel
6.2        Truth of Representations and Warranties
6.3        Governmental Approvals; Contractual Approvals
6.4        Proceedings
6.5        Royalty Agreement


                                 ARTICLE VII
               SURVIVAL OF REPRESENTATIONS; INDEMNITY; SET-OFF

7.1         Survival of Representations
7.2         Indemnification

                                ARTICLE VIII
                                MISCELLANEOUS


8.1         Knowledge of Shareholders
8.2         Expenses
8.3         "Person" Defined
8.4         Captions
8.5         Publicity
8.6         Notices
8.7         Parties in Interest
8.8         Counterparts
8.9         Entire Agreement
8.10        Amendments
8.11        Severability
8.12        Third Party Beneficiaries
8.13        Termination of Agreement
8.14        Time of Essence
8.15        Negotiation
8.16        Governing Law
8.17        Arbitration
8.18        Attorney's Fees

Exhibit 1.  Shareholders
Exhibit 2.  Form of Registration Rights Agreement
Exhibit 3.  Form of Non-Competition Agreement
Exhibit 4.  Opinion Letter of Shareholders' Counsel
Exhibit 5.  Agreement regarding royalty payments




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                          STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") dated as of May 9, 1996, by and among The UniMark Group, Inc. a Texas corporation ("UniMark"), UniMark Foods, Inc. a Texas corporation and wholly-owned subsidiary of UniMark ("UniMark Foods") (UniMark and UniMark Foods are sometimes referred to herein as the "Acquiring Companies"), Sam Perricone Children's Trust - 1972 and Mark Strongin (collectively, the "Shareholders"), being the sole shareholders of Simply Fresh Fruit, Inc., a California corporation (the "Company"). For good and valuable consideration and to induce the Acquiring Companies to enter into this Agreement, Sam Perricone joins this Agreement for purposes of making the representations and warranties set forth in Article 1 of this Agreement and entering into the Non-Competition Agreement contemplated by Section 3.4 of this Agreement.

                              W I T N E S S E T H:

     WHEREAS, the Shareholders own the shares of the Company listed in Exhibit 1 hereto (the "Simply Fresh Shares"), being all of the issued and outstanding shares of capital stock of the Company;.

     WHEREAS, the Shareholders desire to sell, and the Acquiring Companies desire to purchase, the Simply Fresh Shares pursuant to this Agreement; and

     WHEREAS, it is the intention of the parties hereto that, upon consummation of the purchase and sale of the Simply Fresh Shares pursuant to this Agreement, UniMark shall beneficially own all of the outstanding shares of capital stock of the Company;

     NOW, THEREFORE, IT IS AGREED:

                                   ARTICLE I
                      REPRESENTATIONS OF THE SHAREHOLDERS

     Section 1. Representations of the Shareholders. Mr. Sam Perricone and the Shareholders, jointly and severally, represent, warrant and agree as follows:

     Section 1.1 Ownership of Simply Fresh Shares. The Shareholders are the lawful owner of the number of shares of Simply Fresh Shares listed opposite the name of such Shareholder in Exhibit 1 hereto, free and clear of all liens, encumbrances restrictions and claims of every kind; the shares of Simply Fresh Shares listed in Exhibit 1 are all of the outstanding shares of capital stock of the Company; each of the Shareholders has full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and convey the shares of Simply Fresh Shares so owned by such Shareholder pursuant to this Agreement; and the delivery to the UniMark Foods of the Simply



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Fresh Shares pursuant to the provisions of this Agreement will transfer to the
UniMark Foods valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind.

     Section 1.2 Validity of Transaction. This Agreement is a valid and legally binding obligation, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws affecting creditors generally. When sold, assigned, transferred and conveyed to the UniMark Foods pursuant to this Agreement, the Simply Fresh Shares will be duly authorized, validly issued, fully paid, nonassessable, and free of any preemptive rights or rights of first refusal of the Shareholders or any other Person. The execution, delivery and performance of this Agreement has been duly authorized by and will not violate any applicable federal or state law, any order of any court of government agency or the certificate of incorporation of the Company. The execution, delivery and performance of this Agreement will not result in any breach of or default under, or result in the creation of any encumbrance upon any of the assets of the Company pursuant to, the terms of any agreement by which the Company or any of its respective assets may be bound. Except as set forth in SCHEDULE 1.2 heretofore, no consent, approval or authorization of, or registration or filing with governmental authority or other regulatory agency, is required for the validity of the execution and delivery by the Company of this Agreement or any documents related thereto.

     Section 1.3 Existence and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has the power to own its property and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in each of the jurisdictions set forth in
SCHEDULE 1.3 hereto, which are the only jurisdiction in which the character or location of the properties owned or leased by the Company or the nature of the business conducted by the Company makes such qualification necessary. The Company has all necessary power and authority to conduct the business it proposes to conduct and enter into and perform its obligations under this Agreement. The Company will deliver to UniMark and the UniMark Foods a Certificate of Officer dated as of the Closing Date certifying to the Company's existence and good standing, the accuracy and complete ness of its certificate of incorporation, as amended, and its bylaws, as amended, and the names and signatures of its officers and agents authorized to execute documents on behalf of Company.

     Section 1.4 Capital Stock. The Company has an authorized capitalization as set forth on SCHEDULE 1.4 hereto. All such outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the share capital of the Company, other than as contemplated by this Agreement and as listed in SCHEDULE 1.4 hereto. As of the Closing Date, the Company will not be subject to any obligation, contingent or otherwise, to repurchase or otherwise acquire or redeem any shares of its capital stock.

     Section 1.5 Subsidiaries and Investments. Set forth in SCHEDULE 1.5 hereto is a list of each of the Company's subsidiaries, if any. Each subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, as set forth in



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such schedule, and has all requisite power to own its property and to carry on its business as now being conducted. Set forth in SCHEDULE 1.5 is a list of jurisdictions in which each subsidiary is qualified as a foreign corporation. Such jurisdictions are the only jurisdictions in which the character or location of the properties owned or leased by each subsidiary, or the nature of the business conducted by each subsidiary, make such qualification necessary. All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and, except as set forth in SCHEDULE 1.5, are owned, of record and beneficially, by the Company, free and clear of all liens, encumbrances, equities, options or claims whatsoever. No shares of capital stock of any subsidiary are reserved for issuance, and there are no outstanding options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to the capital stock of such subsidiary, pursuant to which such subsidiary is or may become obligated to issue or exchange any shares of capital stock of such subsidiary. Neither the Company nor any subsidiary owns, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any other corporation, partnership, association, trust, joint venture or other entity.

     Section 1.6 Financial Statements and No Material Changes. The Shareholders have heretofore furnished UniMark with compiled consolidated balance sheets of the Company and its subsidiaries as of December 31, 1995 and December 31, 1994 and the related consolidated statements of income, Shareholders' equity and changes in financial position for the years then ended, (the consolidated balance sheet of the Company and its subsidiaries as at December 31, 1995 is hereinafter referred to as the "Balance Sheet"). Such financial statements, including the footnotes thereto, except as indicated therein, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated. The Balance Sheet fairly presents the financial condition of the Company and its subsidiaries at the date thereof and, except as indicated therein, reflects all claims against and all debts and liabilities of the Company and its subsidiaries, fixed or contingent, as at the date thereof and the related statements of income, Shareholder' equity and changes in financial position fairly present the results of the operations of the Company and its subsidiaries and the changes in their financial position for the period indicated. Such other balance sheets fairly present the financial condition of the Company and its subsidiaries at the respective dates thereof and, except as indicated therein, reflect all claims against and all debts and liabilities of the Company and its subsidiaries, fixed or contingent, as at the respective dates thereof, and the related statements of income, Shareholders' equity and changes in financial position fairly present the results of the operations of the Company and its subsidiaries and the changes in their financial position for the periods indicated. Since December 31, 1995 (the "Balance Sheet Date"), there has been (x) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations, of the Company and its subsidiaries, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise, and
(y) no change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations, or prospects, of the Company and its subsidiaries except in the ordinary course of business; and to the


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best knowledge, information and belief of the Shareholders, no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

     Section 1.7 Books and Records. The respective minute books of the Company and its subsidiaries, as made available to UniMark and its representatives, contain accurate records of all meetings of and corporate actions or written consents by the respective Shareholders and Boards of Directors of the Company and its subsidiaries. Except as set forth in SCHEDULE
1.7 hereto, the Company and its subsidiaries do not have any of their respective records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) that (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company and its subsidiaries. The Company will make and keep books, records and accounts that in reasonable detail accurately and fairly reflect the transactions and dispositions of its assets. The Company will devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for such assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

     Section 1.8 Title to Properties; Encumbrances. The Company has good and marketable title to its real properties and good and merchantable title to each of its other properties. Except as set forth is SCHEDULE 1.8 hereto, all properties of the Company are free and clear of all hypothecs and other encumbrances.

     Section 1.9 Real Property. SCHEDULE 1.9 hereto contains an accurate and complete list of all real property owned in whole or in part by the Company or any of its subsidiaries and includes the name of the record title holder thereof and a list of all indebtedness or other obligations secured by an hypothec, lien, mortgage or deed of trust thereon. Each of the Company and its subsidiaries has good and marketable title to all the real property specified as owned by it in SCHEDULE 1.9 (or required to be set forth in SCHEDULE 1.9), free and clear of all hypothecs, encumbrances, liens, charges or other restrictions of any kind or character, except for those of the nature referred to in Section 1.8 or as set forth in SCHEDULE 1.9. All of the buildings, structures and appurtenances situated on the real property listed in SCHEDULE
1.9 (or required to be set forth in SCHEDULE 1.9) are in good operating condition and in a state of good maintenance and repair, are adequate and suitable for the purposes for which they are presently being used and, with respect to each, the Company or such subsidiary has adequate rights of way for operation of the business of the Company or such subsidiary in the ordinary course. None of such buildings, structures or appurtenances (or any equipment therein), nor the operation or maintenance thereof, violates any restrictive covenant or any provision of any federal, state or municipal law, by-law, ordinance, rule or regulation, or


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encroaches on any property owned by others.  Except as set forth in SCHEDULE
1.9, no condemnation proceeding is pending or, to the best knowledge, information and belief of the Shareholders, threatened that would preclude or impair the use of any such property by the Company or such subsidiary for the purposes for which it is currently used. The Company will maintain and keep its material properties in good repair, working order and condition and, from time to time, make all necessary or desirable repairs, renewals and replacement, so that its business may be properly and advantageously conducted at all times. All taxes whatsoever relating to the real property listed in
SCHEDULE 1.9 which are due have been paid.

     Section 1.10 Leases. SCHEDULE 1.10 hereto contains an accurate and complete list and description of the terms of all leases to which the Company or any subsidiary is a party as lessee or lessor. Each lease set forth in
SCHEDULE 1.10 (or required to be set forth in SCHEDULE 1.10) is in full force and effect; all rents and additional rents due to date on each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act (including the purchase of the Simply Fresh Shares hereunder) that, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease. Neither the Company nor any subsidiary has violated any of the terms or conditions under any such lease in any material respect, and, to the best knowledge, information and belief of the Shareholders, all of the covenants to be performed by any other party under any such lease have been fully performed. The property leased by the Company or any such subsidiary is in a state of good maintenance and repair and is adequate and suitable for the purposes for which it is presently being used.

     Section 1.11 Material Contracts. Except as set forth in SCHEDULE 1.11 hereto, neither the Company nor any of its subsidiaries has or is bound by (a) any agreement, contract or commitment relating to the employment of any person by the Company or any subsidiary, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan, (b) any agreement, indenture or other instrument that contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock, (c) any agreement, contract or commitment relating to capital expenditures, (d) any loan or advance to, or investment in, any other Person or any agreement, contract or commitment relating to the making of any such loan, advance or investment, (e) any guarantee or other contingent liability in respect of any indebtedness or obligation of any other Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business), (f) any management service, consulting or any other similar type contract, (g) any agreement, contract or commitment limiting the freedom of the Company or any subsidiary to engage in any line of business or to compete with any other Person, (h) any agreement, contract or commitment not entered into in the ordinary course of business that involves $25,000 or more and is not cancelable without penalty within 30 days or (I) any agreement, contract or commitment that might reasonably be expected to have a potential adverse impact on the business or operations of the Company or any of its subsidiaries. Each contract or agreement set forth in SCHEDULE 1.11 (or required to be set forth in SCHEDULE 1.11) is in


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full force and effect, and there exists no default or event of default or event, occurrence, condition or act (including the purchase of the Simply Fresh Shares hereunder) that, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder. Neither the Company or any such subsidiary has violated any of the terms or conditions of any contract or agreement set forth in
SCHEDULE 1.11 (or required to be set forth in SCHEDULE 1.11) in any material respect, and, to the best knowledge, information and belief of the Shareholders, all of the covenants to be performed by any other party thereto have been fully performed. Contracts made in the ordinary course of business involving less than $25,000 shall be deemed not to be material for purposes of this Section 1.11.

     Section 1.12 Restrictive Documents. Except as set forth in SCHEDULE 1.12 hereto, none of the Company, any of its subsidiaries or any Shareholders are subject to, or a party to, any charter, bylaw, hypothec, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, that materially adversely affects the business practices, operations or condition of the Company or any of its subsidiaries or any of their assets or property, or that would prevent consummation of the transactions contemplated by this Agreement, compliance by any Shareholders with the terms, conditions and provisions hereof or the continued operation of the Company's or any subsidiary's business after the date hereof or the Closing Date (as hereinafter defined) on substantially the same basis as heretofore operated or that would restrict the ability or the Company or any subsidiary to acquire any property or conduct business in any area.

     Section 1.13 Litigation. Except as set forth in SCHEDULE 1.13 hereto, there is no action, suit or proceeding by any person or entity, or any arbitration or any administrative or other proceeding by or before (or to the best knowledge, information and belief of the Shareholders any investigation
by) any governmental or other instrumentality or agency, pending, or, to the best knowledge, information and belief of the Shareholders, threatened, against or affecting the Company or any of its subsidiaries, or any of their properties or rights that could materially and adversely affect the right or ability of the Company or any of its subsidiaries to carry on its business as now conducted, or that could materially and adversely affect the condition, whether financial or otherwise, or properties of the Company or any of its subsidiaries; and the Shareholders do not know of any valid basis for any such action, proceeding or investigation. Neither the Company nor any of its subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding that may have a material adverse effect on any of its operations, business practices or on its ability to acquire any property or conduct business in any area.

     Section 1.14 Taxes. The Company has filed or caused to be filed, within the times and within the manner prescribed by law, all federal, state, municipal and foreign tax returns and tax reports that are required to be filed by, or with respect to, the Company or any of its subsidiaries. Such returns and reports reflect accurately all liability for taxes of the Company and all of its subsidiaries for the periods covered thereby. All federal, state, municipal and foreign income, profits, sales, use, occupancy, excise and other taxes and assessments (including interest and penalties) payable by, or due from, the Company or any of its subsidiaries have been fully paid or adequately


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disclosed and fully provided for in the books and financial statements of the
Company and its subsidiaries. The federal and state income tax liability of the Company and its subsidiaries has been finally determined for all fiscal years to and including the fiscal year ended December 31, 1995. No examination of any tax return of the Company or any of its subsidiaries is currently in progress. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of the Company or any of its subsidiaries. The Company will pay and discharge, when due, (i) all material taxes, assessments and governmental priority claims, and charges imposed upon its properties or upon the income or profits therefrom (in ease case before the same becomes delinquent and before penalties accrue thereon), and (ii) all claims for labor, materials or supplies that, if unpaid, might by law became an lien upon any of its properties, unless and to the extent that the same are being contested in good faith and by appropriate proceedings, and adequate reserves have been set aside on its books with respect thereto, in accordance with generally accepted accounting principles.

     Section 1.15 Liabilities. Neither the Company nor any of its subsidiaries has any outstanding claims, liabilities or indebtedness, contingent or otherwise, except as set forth in the Balance Sheet or referred to in the footnotes thereto or set forth in the Company's interim balance sheet for as of March 31, 1996, other than liabilities incurred subsequent to the Balance Sheet Date in the ordinary course of business not involving borrowings by the Company or any subsidiary. Neither the Company nor any of its subsidiaries is in default in respect of the terms or conditions of any indebtedness.

     Section 1.16  Insurance.   Set forth in SCHEDULE 1.16 hereto is a
complete list of insurance policies that the Company and its subsidiaries maintain with respect to their businesses, properties or employees. Such policies are in full force and effect free from any right of
termination on the part of the insurance carriers.   Such policies, with
respect to their amounts and types of coverage, are adequate to insure fully against risks to which the Company, its subsidiaries and their property and assets are normally exposed in the operation of their respective businesses. Except as set forth in SCHEDULE 1.16, since January 1, 1995, there has not been any material adverse change in the Company's or any subsidiary's relationship with its insurers or in the premiums payable pursuant to such policies, except for general changes the insurance industry.

     Section 1.17 Intellectual Properties. SCHEDULE 1.17 hereto contains an accurate and complete list of all domestic and foreign letters patent, patents, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademarks, copyrights, unpatented inventions, service marks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications owned or used by the Company and its subsidiaries in the operation of their respective businesses (collectively, the "Intellectual Property"). Unless otherwise indicated in such SCHEDULE 1.17, the Company or such subsidiary owns the entire right, title and interest in and to the Intellectual Property, trade secrets and technology used in the operation of its business (including, without limitation, the exclusive right to use and license the same) and each item constituting part of the Intellectual Property and trade secrets and technology that is owned by the Company or such subsidiary has been, to the extent indicated in SCHEDULE 1.17,



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duly registered with, filed in or issued by, as the case may be, with the
United States Patent and Trademark Office or such other government entities, domestic or foreign, as are indicated in SCHEDULE 1.17; and such registrations, filings and issuances remain in full force and effect. To the best knowledge, information and belief of the Shareholders, except as stated in such SCHEDULE 1.17, there are no pending or threatened proceedings or litigation or other adverse claims affecting or with respect to the Intellectual Property.
SCHEDULE 1.17 lists all notices or claims currently pending or received by the Company or any of its subsidiaries during the past two (2) years that claim infringement by the Company or such subsidiary of any domestic or foreign letters patent, patent applications, patent licenses and know-how licenses, trade names, trademark registrations and applications, service marks, copyrights, copyright registrations or applications, trade secrets or other confidential proprietary information. Except as set forth in any Schedule hereto, there is, to the best knowledge, information and belief of the Shareholders, no reasonable basis upon which a claim may be asserted against the Company or any of its subsidiaries for infringement of any domestic or foreign letters patent, patents, patent applications, patent licenses and know-how licenses, trade names, trademark registrations and applications, common law trademarks, service marks, copyrights, copyright registrations or applications, trade secrets or other confidential proprietary information. To the best knowledge, information and belief of the Shareholders, except as indicated on SCHEDULE 1.17, no Person is infringing the Intellectual Property. The Company owns, possesses, or otherwise has the legal right to use all the trademarks, service marks, trade names, copyrights, franchises, consents, authorizations, licenses and rights with respect to the foregoing necessary for the conduct of its business as now conducted.

     Section 1.18 Compliance with Laws. To the best knowledge of the Shareholders, the Company and its subsidiaries, are, and always were, in compliance in all material respects with all applicable laws, regulations, orders, judgments and decrees.

     Section 1.19  Accounts Receivable.   The amount of all accounts receivable,
unbilled invoices and other debts due or recorded in the respective records and books of account of the Company and its subsidiaries as being due to the Company and its subsidiaries as at the Closing Date (less the amount of any provision or reserve therefor made in the respective records and books of account of the Company and its subsidiaries) will be good and collectible in full in the ordinary course of business and, in any event, not later than ninety (90) days after the Closing Date; and none of such accounts receivable or other debts is or will at the Closing Date be subject to any counterclaim or set-off except to the extent of any such provision or reserve or as otherwise disclosed to the Acquiring Companies prior to the Closing. There has been no material adverse change since the Balance Sheet Date in the amount of accounts receivable or other debts due the Company or its subsidiaries or the allowances with respect thereto, or accounts payable of the Company and its subsidiaries, from that reflected in the Balance Sheet or as otherwise disclosed to the Acquiring Companies prior to the Closing.

     Section 1.20 Employment Relations. (a) Each of the Company and its subsidiaries is, to the best knowledge and belief of Sam Perricone and each of the Shareholders after reasonable inquiry, in substantial compliance with all federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice; (b) no unfair labor practice complaint against the Company or any of its subsidiaries is pending before a labor commissioner or other competent authority; (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving the Company or any of its subsidiaries; (d) no representation question exists respecting the employees of the Company or any of its subsidiaries; (e) no grievance that might have an adverse effect upon the Company or any of its subsidiaries or the conduct of their respective businesses exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending, and no claim therefor has been asserted; (f) no collective bargaining agreement exist or is currently being negotiated by the Company or any of its subsidiaries; and
(g) neither the Company nor any of its subsidiaries has experienced any material labor difficulty during the last three (3) years. There has not been, and to the best knowledge, information and belief of the Shareholders, there will not be, any material adverse change in relations with employees of the Company or any of its subsidiaries as a result of any announcement of the transactions contemplated by this Agreement. To the best knowledge, information and belief of the Shareholders, no key employee, or group of employees has any plans to terminate employment with the Company. Except as set forth in SECTION 1.11, there is no employment agreement that cannot be terminated without penalty by the Company within 30 days notice.

     Section 1.21  Employee Benefit Plans.

                   (a) List of Plans. Set forth in SCHEDULE 1.21 hereto is an accurate and complete list of all employee benefit plans (the "Employee Benefit Plans") within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not any such Employee Benefit Plans are otherwise exempt from the provisions of ERISA, established, maintained or contributed to by the Company or any of its subsidiaries (including, for this purpose and for the purpose of all of the representations in this Section 1.21, all employers (whether or not incorporated) that by reason of common control are treated together with the Company and/or the Shareholders as a single employer within the meaning of
Section 414 of the Internal Revenue Code of 1986, as amended (the "Code")) since September 2, 1974.

                   (b) Status of Plans. Neither the Company nor any of its subsidiaries maintains or contributes to any such Employee Benefit
Plan subject to ERISA that is not in substantial compliance with ERISA, or that has incurred any accumulated funding deficiency within the meaning of Section 412 or 418B of ERISA, or that has applied for or obtained a waiver from the Internal Revenue Service of any minimum funding requirement under Section 412 of the Code. Neither the Company nor any of its subsidiaries has incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") in connection with any Employee Benefit Plan covering any employees of the Company or any of its subsidiaries or ceased operations at any facility or withdrawn from any such Plan in a manner that could subject it to liability under Section 4062(f), 4063 or 4064 of ERISA, and knows of no facts or circumstances that might give rise to any liability of the Company or any of its subsidiaries to the PBGC under Title IV of ERISA that could reasonably be anticipated to result in any claims being made against Purchaser by the PBGC. Neither the Company nor any of its subsidiaries has incurred any withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Sections 4201 and 4204 of ERISA, to any Employee Benefit Plan that is a Multiemployer Plan (as defined in Section 4001 of ERISA), and no event has occurred, and there exists no condition or set of circumstances, that presents a material risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any Multiemployer Plan that could result in any liability to a Multiemployer Plan.

                   (c) Contributions. Full payment has been made of all amounts that the Company or any of its subsidiaries is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which the Company or any of its subsidiaries is a party, to have paid as contributions thereto as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof. The Company has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Employee Benefit Plan or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

                   (d) Relationship of Vested Benefits to Pension Plan Assets. As of December 31, 1995, (i) the aggregate current value of all vested accrued benefits (based upon actuarial assumptions that have been furnished to and relied upon by the Acquiring Companies) under all Employee Benefit Plans that are subject to Title IV of ERISA and that are Single Employer Plans did not exceed the aggregate current value of all assets of such Single Employer Plans allocable to such vested accrued benefits by more than $25,000, and since December 31, 1995, there has been (x) no material adverse change in the financial condition of any Single Employer Plan, (y) no change in the actuarial assumptions with respect to any Single Employer Plan and (z) no increase in benefits under any Single Employer Plan as a result of plan amendments, change in applicable law or otherwise, that individually or in the aggregate, would increase the amount of such excess; and (ii) using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Company and its subsidiaries to all such Employee Benefit Plans that are Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each Multiemployer Plan ended prior to the date hereof, would not exceed $25,000. To the best knowledge, information and belief of the Shareholders, there has been no material change in the financial condition of any Multiemployer Plan or in any such actuarial assumption or computation method or in benefits under any Multiemployer Plan as a result of collective bargaining or otherwise since the close of each such fiscal year which, individually or in the aggregate, would materially increase such liability.

                   (e) Tax Qualification. To the best knowledge and belief of Sam Perricone and each of the Shareholders after reasonable inquiry, each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the Internal

Revenue Service and nothing has occurred since the date of the last such determination that resulted or is likely to result in the revocation of such determination.

                   (f)  Transactions.    To the best knowledge and belief of
Sam Perricone and each of the Shareholders after reasonable inquiry, No Reportable Event (as defined in Section 4043 of ERISA) for which the thirty-day (30-day) notice requirement has not been waived by the PBGC has occurred with respect to any Employee Benefit Plan, and neither the Company nor any of its subsidiaries has engaged in any transaction with respect to the Employee Benefit Plans that would subject it to a tax, penalty or liability for prohibited transactions under ERISA or the Code, nor has any of their respective directors, officers or employees to the extent they or any of them are fiduciaries with respect to such plans, breached any of their responsibilities or obligations imposed upon fiduciaries under Title I of ERISA or would result in any claim being made under or by or on behalf of any such plans by any party with standing to make such claim.

                   (g) Other Plans. Neither the Company nor any of its subsidiaries presently maintains any employee benefit plans or any other foreign pension, welfare or retirement benefit plans other than those listed in
SCHEDULE 1.21.

                   (h) Documents. The Shareholders have delivered or caused to be delivered to the Acquiring Companies and their counsel true and complete copies of (i) all Employee Benefit Plans as in effect, together with all amendments thereto that will become effective at a later date, as well as the latest Internal Revenue Service determination letter obtained with respect to any such Employee Benefit Plan qualified under Section 401 or 501 of the Code and (ii) Form 5500 for the most recent completed fiscal year for each Employee Benefit Plan required to file such form.

     Section 1.22  Interests in Clients, Suppliers. Etc.  Except as set forth in
SCHEDULE 1.22 hereto, neither any Shareholders nor any officer or director of the Company or any of its subsidiaries possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any corporation, firm, association or business organization that is a client, supplier, customer, lessor, lessee, or competitor or potential competitor of the Company or any of its subsidiaries. Ownership of securities of a company whose securities are registered under the Securities Exchange Act of 1934 or are listed on a recognized Stock Exchange not in excess of one percent (1%) of any class of such securities shall not be deemed to be a financial interest for purposes of this Section 1.22.

     Section 1.23 Bank Accounts, Powers of Attorney and Compensation of Employees. Set forth in SCHEDULE 1.23 hereto is an accurate and complete list showing (a) the name and address of each bank in which the Company or any of its subsidiaries (in which the Company owns, directly or indirectly, a majority of the voting stock) has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto, (b) the names of all persons, if any, holding powers of attorney from the Company or any of its subsidiaries and a summary statement of the terms thereof and (c) the names of all persons whose compensation from the Company or any of its subsidiaries for the fiscal year ended on the Balance Sheet Date exceeded an annualized rate of $25,000, together with a statement of the full amount paid or payable to each such person for services rendered during such fiscal year.

     Section 1.24  No Changes Prior to Closing Date. Except as indicated in
SCHEDULE 1.24 hereto, during the period from the Balance Sheet Date to and including the Closing Date, except as expressly contemplated hereby, neither the Company nor any of its subsidiaries will have (i) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business, (ii) permitted any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, (iii) sold, transferred or otherwise disposed of any assets except in the ordinary course of business,
(iv) made any capital expenditure or commitment therefor, except in the ordinary course of business, (v) declared or paid any dividend or made any distribution on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares, (vi) made any bonus or profit sharing distribution or payment of any kind, (vii) increased its indebtedness for borrowed money, except current borrowings from banks in the ordinary course of business, or made any loan to any Person, (viii) written off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material to the Company and its subsidiaries, (ix) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee or other employees, except in the ordinary course of business, (x) canceled or waived any claims or rights of substantial value, (xi) made any change in any method of accounting or auditing practice, (xii) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of its business, or (xiii) agreed, whether or not in writing, to do any of the foregoing. There shall have been no material adverse change in the financial position, results of operations, business or prospects of Company since December 31, 1995. The Company has not consolidated or merged with, nor sold, leased or otherwise disposed to its properties as an entirety or substantially as an entirety, to any Person.

     Section 1.25 Disclosure. None of this Agreement, the financial statements referred to in Section 1.6 above (including the footnotes thereto), or any Schedule, Exhibit or certificate delivered in accordance with the terms hereof or any document or statement in writing that has been supplied by or on behalf of the Shareholders, or by any of the Company's or any of its subsidiaries' directors or officers, in connection with the transactions contemplated hereby, contains to their best knowledge any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Shareholders that materially and adversely affects the business, prospects or financial condition of the Company or any of its subsidiaries or their respective properties or assets, that has not been set forth in this Agreement or in the Schedules, Exhibits or certificates or statements in writing furnished in connection with the transactions contemplated by this Agreement. There has not come to the attention of the Company any facts that reasonably cause Company or its Shareholders to believe that any document connected with the transactions contemplated hereby contain any untrue statement or a material fact, or omit to state a material fact required to be stated herein or necessary in order to make the statements herein, the light of the circumstances existing on the Closing Date, not misleading.

     Section 1.26 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of the Shareholders or the Company is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

     Section 1.27 Agreements, Judgments and Decrees Affecting Shareholders. Each of the Shareholders represents and warrants that such Shareholders is not subject to any agreement, judgment or decree adversely affecting such Shareholder's ability to act as an employee of the Company or any of its subsidiaries, as the case may be.

     Section 1.28 Copies of Documents. The Shareholders have caused to be made available for inspection and copying by UniMark and their advisers, true, complete and correct copies of all documents referred to in this Article I or in any Schedule furnished by the Shareholders to UniMark. All documents and instruments delivered to UniMark on the Closing Date in connection with this transaction shall be reasonably satisfactory to UniMark.

     Section 1.29 Purchase for Investment. The Shareholders will acquire the UniMark Shares (as defined in Section 3.4) for investment and not with a view to resale or for distributing all or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act.
The offering of the UniMark Shares to the Shareholders were made only through direct, personal communication between the undersigned and a duly authorized representative of UniMark and not through public solicitation or advertising. Shareholders acknowledge that the UniMark Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and, except as provided in the Registration Rights Agreement, the UniMark is under no obligation to file a registration statement with the United States Securities and Exchange Commission with respect to the UniMark Shares.

     Section 1.30 Investor Qualifications. Each of the Shareholders (a) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the UniMark Shares and has the financial ability to assume the monetary risk associated therewith; (b) is able to bear the complete loss of its investment in the UniMark Shares (as defined below); (c) has received such other documents and information as it has requested and has had the opportunity to ask questions of, and receive answers from, UniMark and its management concerning UniMark and the terms and conditions of the offering of the UniMark Shares and to obtain additional information; (d) is an "accredited investor" as defined in Rule 501(a) of the Regulation D promulgated under the Securities Act; (e) is not an entity formed solely to make this investment; and (f) is not relying upon any statements or instruments made or issued by any person other than UniMark and its officers in making its decision to invest in the UniMark Shares.

     Section 1.31  Environmental matters .   To the best knowledge and belief of
Sam Perricone and each of the Shareholders after reasonable inquiry, each of the Company and its Subsidiaries has complied with all Environmental, Health, and Safety Laws (as defined below), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, each of the Company and its Subsidiaries has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, al Environmental, Health, and Safety Laws.
To the best knowledge and belief of Sam Perricone and each of the Shareholders after reasonable inquiry, none of the Company and its Subsidiaries has any liability (and none of the Company and its Subsidiaries, and their respective predecessors and affiliates has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or their individual to any substance or condition, or owned or operated any property of facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of the Company and its subsidiaries giving rise to any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due)) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental,
Health, and Safety Law.   To the best knowledge and belief of Sam Perricone and
each of the Shareholders, all properties and equipment used in the business of the Company have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-transdichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances (as defined below) As used herein,. "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes. As used herein, "Extremely Hazardous Substance" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

                                   ARTICLE II
                   REPRESENTATIONS OF THE ACQUIRING COMPANIES

     Section 2. Representations of the Acquiring Companies. The Acquiring Companies, jointly and severally, represent, warrant and agree as follows:

     Section 2.1 Existence and Good Standing. Each of the Acquiring Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Each of the Acquiring Companies has corporate power and authority to make, execute, deliver and perform this Agreement, and this Agreement has been duly authorized and approved by all required corporate action of each of the Acquiring Companies.

     Section 2.2 Restrictive Documents. Neither of the Acquiring Companies is subject to any charter, by-law, mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree, or any other restriction of any kind or character, that would prevent consummation of the transactions contemplated by this Agreement.

     Section 2.3 Purchase for Investment. The Acquiring Companies will acquire the Simply Fresh Shares for their own account for investment and not with a view toward any resale or distribution thereof.

     Section 2.4 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of the Acquiring Companies is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

     Section 2.5   Issuance of the Shares.   The delivery to Shareholders of the
UniMark Shares pursuant to the provisions of this Agreement will transfer to Shareholders valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind, except as acknowledged by Shareholders in Section 1.29.

     Section 2.6 Financial Situation. The consolidated financial statement of The UniMark Group, Inc. is set forth in The UniMark Group, Inc. Annual Report on Form 10-K for the Year Ended December 31, 1995 and the Quarterly Report on Form 10Q for the Quarter Ended March 31, 1996 fairly represent the financial condition of UniMark as of the respective dates.

     Section 2.7 No Changes Prior To Closing. Since March 31, 1996, there has been no material adverse change in the financial condition of UniMark.

     Section 2.8 Disclosure. None of this Agreement, the draft Prospectus previously delivered by UniMark to the Shareholders, the financial statements referred to in Section 2.6 above (including the footnotes thereto), or any Schedule, Exhibit or certificate delivered in accordance with the terms hereof or any document or statement in writing that has been supplied by or on behalf of UniMark or any of its subsidiaries' directors or officers, in connection with the transactions contemplated hereby, contains to their best knowledge any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to UniMark that materially and adversely affects the business, prospects or financial condition of UniMark or any of its subsidiaries or their respective properties or assets, that has not been set forth in this Agreement, the draft Prospectus or in the Schedules, Exhibits or certificates or statements in writing furnished in connection with the transactions contemplated by this Agreement. There has not come to the attention of UniMark any facts that reasonably cause UniMark to believe that any document connected with the transactions contemplated hereby contain any untrue statement or a material fact, or omit to state a material fact required to be stated herein or necessary in order to make the statements herein, the light of the circumstances existing on the Closing Date, not misleading.

     Section 2.9   Litigation.   There is no action, suit or proceeding by any
person or entity, or any arbitration or any administrative or other proceeding by or before (or to the best knowledge, information and belief of UniMark any investigation by) any governmental or other instrumentality or agency, pending, or, to the best knowledge, information and belief of UniMark, threatened, that could reasonably be expected to interfere with the consummation of the transactions contemplated hereby.

                                  ARTICLE III
                          SALE OF SIMPLY FRESH SHARES

     Section 3.1 Sale of Simply Fresh Shares. Subject to the terms and conditions herein stated, the Shareholders agree to sell, assign, transfer and deliver to the UniMark Foods on the Closing Date, and the Acquiring Companies agree to purchase from Shareholders on the Closing Date, the number of shares of Simply Fresh Shares set forth opposite the names of Shareholders on Exhibit 1 hereto. The certificates representing the Simply Fresh Shares shall be duly endorsed in blank by the Shareholders transferring the same. Shareholders agree to cure any deficiencies with respect to the endorsement of the certificates representing the Simply Fresh Shares owned by Shareholders or with respect to the stock power and rights accompanying any such certificates.

     Section 3.2 Cash Payment. In consideration for the purchase by the UniMark Foods of the Simply Fresh Shares, the UniMark Foods shall pay to the Shareholders on the Closing Date an aggregate of $2.5 million payable by wire transfer or certified bank check payable to the Shareholders, in amounts set forth opposite each Shareholders' name in Exhibit 1 hereto..

     Section 3.3 UniMark Common Stock. At the Closing, UniMark shall deliver to the Shareholders such number of shares of its authorized but unissued Common Stock (the "UniMark Shares") that have a Public Market Value of $1.5 million. The term "Public Market Value" means the average closing bid prices of the UniMark Common Stock as quoted on the NASDAQ National Market System for the three consecutive trading days immediately preceding the trading day before the Closing Date (the "Calculation Date"). At the Closing, UniMark will grant Shareholders piggyback registration rights with respect to the UniMark Shares (the "Registration Rights"), pursuant to a Registration Rights Agreement in substantially the same form as Exhibit 2 hereto. In addition, in the event that after the Closing Date, the Public Market Value of the UniMark Shares shall decline by more than ten percent (10%) from the value of the UniMark Shares on the Calculation Date, then UniMark will issue additional shares of its Common Stock in amount sufficient to restore the original per share value of the UniMark Shares (the" Price Protection"). The foregoing notwithstanding, UniMark shall have the option at any time to deliver cash to Shareholders in lieu of additional shares in order to pay any remaining portion of the purchase price. Shareholders' Price Protection rights will terminate upon the earlier of (a) Shareholders notified of their ability to exercise their Registration Rights or (b) Shareholders becoming eligible to sell any of the UniMark Shares pursuant to Rule 144 under the Securities Act.

     Section 3.4   Non-competition Agreement.    In consideration for an
aggregate payments of One Million Dollars ($1,000,000.00) by UniMark, at the Closing, UniMark and Mr. Sam Perricone and the Shareholders will enter into a Non-competition Agreement in substantially the same form as Exhibit 3 hereto.

     Section 3.5 Closing. The sale referred to in Section 3.1 shall take place at 9 a.m. at the offices of Jordaan, Howard & Pennington, PLLC within 15 business days after delivery of the Ernst & Young Audited Financials (as defined in Section 5.12) or at such earlier time and date as UniMark shall by written instrument designate. Such time and date are herein referred to as the "Closing Date."

                                   ARTICLE IV
                          CONDUCT OF BUSINESS; REVIEW

     Section 4.1 Conduct of Business of the Company. Since December 31, 1995, the Shareholders have caused the Company and each of its subsidiaries to conduct their respective operations only according to their ordinary and usual course of business and to use their best efforts to preserve intact their respective business organizations, keep available the services of their officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients and others having business relationships with them. Notwithstanding the immediately preceding sentence, pending the Closing Date and except as it has been first approved by UniMark or as is otherwise permitted or required by this Agreement, the Shareholders have caused (a) the Company's and each of its subsidiaries' respective articles or certificate of incorporation and Bylaws to be maintained in their form on the date of this Agreement, (b) the compensation payable or to become payable by the Company and each of its subsidiaries to any officer, employee or agent being paid $40,000 per year or more on the Balance Sheet Date to be maintained at their levels on the date of this Agreement, (c) the Company and each of its subsidiaries to refrain from making any bonus, pension, retirement or insurance payment or arrangement to or with any such persons except those that may have already been accrued, (d) the Company and each of its subsidiaries to refrain from entering into any contract or commitment except contracts in the ordinary course of business and (e) the Company and each of its subsidiaries to refrain from making any change affecting any bank, safe deposit or power of attorney arrangements of the Company or any such subsidiary. Since December 31, 1995, the Shareholders have caused the Company to confer on a regular and frequent basis with one (1) or more designated representatives of UniMark to report material operational matters and to report the general status of ongoing operations. The Shareholders shall cause the Company and each of its subsidiaries to notify UniMark of any unexpected emergency or other change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings, budget meetings or submissions involving any material property of the Company and each of its subsidiaries, and to keep UniMark fully informed of such events and permit its representatives prompt access to all materials prepared in connection therewith.

     Section 4.2 Exclusive Dealing. During the period from the date of this Agreement to the Closing Date, the Shareholders shall not, and shall cause the Company to refrain from taking any action to, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any corporation, partnership, Person, or other entity or group, other than UniMark, concerning any purchase of the Simply Fresh Shares or any merger, sale of substantial assets or similar transaction involving the Company.

     Section 4.3 Review of the Company. The Acquiring Companies may, prior to the Closing Date, through their representatives, review the properties, books and records of the Company and each of its subsidiaries and its financial and legal condition as they deem necessary or advisable to familiarize themselves with such properties and other matters; such review shall not, however, affect the representations and warranties made by the Shareholders hereunder. The Shareholders shall cause the Company and each of its subsidiaries to permit the Acquiring Companies and their representatives to have, after the date of execution hereof, full access to the premises and to all the books and records of the Company and its subsidiaries and to cause the officers of the Company and each of its subsidiaries to furnish the Acquiring Companies with such financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as the Acquiring Companies shall from time to time reasonably request. In the event of termination of this Agreement, the Acquiring Companies shall keep confidential any material information obtained from the Shareholders or the Company or any subsidiary concerning the Company's and its subsidiaries' respective properties or operations and business (unless readily ascertainable from public or published information or trade sources) until the same ceases to be material (or becomes so ascertainable) and shall return to the Company and its subsidiaries all copies of any schedules, statements, documents or other written information obtained in connection therewith. The Shareholders shall deliver or cause to be delivered on the Closing Date, and at such other times and places as shall be reasonably agreed upon, such additional instruments as the Acquiring Companies may reasonably request for the purpose of carrying out this Agreement.

                                  ARTICLE V
               CONDITIONS TO ACQUIRING COMPANIES' OBLIGATIONS

     Section 5. Conditions to the Acquiring Companies' Obligations. The purchase of the Simply Fresh Shares by the Acquiring Companies on the Closing Date is conditioned upon receipt by the Acquiring Companies of the legal opinion and other documents listed in Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9 and 5.10 and compliance with Sections 5.10 and 5.11.

     Section 5.1 Opinion of the Company's Counsel. The Shareholders shall have furnished the Acquiring Companies with a favorable opinion, dated the Closing Date, of Don M. Drysdale, Esq., in form and substance satisfactory to the Acquiring Companies and their counsel, to the effect set forth in Exhibit 4 hereto.

     Section 5.2 Good Standing Certificates. The Shareholders shall have delivered to the Acquiring Companies (a) copies of the Company's and such subsidiaries' respective certificate of incorporation, including all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation, (b) certificates from the Secretary of State or other appropriate official or other appropriate official of the respective jurisdictions of incorporation to the effect that each of the Company and its designated subsidiaries is in good standing or subsisting in such jurisdiction, and (c) a certificate from the appropriate official in each jurisdiction in which the Company or any designated subsidiary is qualified to do business to the effect that the Company or the applicable subsidiary is in good standing in such jurisdiction.

     Section 5.3 No Material Adverse Change. Prior to the Closing Date, there shall be no material adverse change in the assets or liabilities, the business or condition, financial or otherwise, the results of operations, or prospects of the Company and its subsidiaries, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise, and the Shareholders shall have delivered to UniMark a certificate, dated the Closing Date, to such effect.

     Section 5.4 Truth of Representations and Warranties. The representations and warranties of the Shareholders contained in this Agreement or in any Schedule delivered pursuant hereto shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the Shareholders shall have delivered to the Acquiring Companies on the Closing Date a certificate, dated the Closing Date, to such effect.

     Section 5.5 Performance of Agreements. Each and all of the agreements of the Shareholders to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed, and the Shareholders shall have delivered to the Acquiring Companies a certificate, dated the Closing Date, to such effect.

     Section 5.6 No Litigation Threatened. No action or proceedings shall have been instituted or, to the best knowledge, information and belief of the Shareholders, shall have been threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby, and the Shareholders shall have delivered to the Acquiring Companies a certificate, dated the Closing Date, to such effect.

     Section 5.7 Non-Competition Agreements. UniMark shall have entered into a consulting and non-competition agreement with Shareholders substantially in the form of Exhibit 3 hereto.

     Section 5.8 Governmental Approvals. All governmental and other consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received. In addition, the Company shall have received necessary governmental consents and approvals with respect to the matters referenced in Schedule 1.2.

     Section 5.9 Intra-Company Debt. All indebtedness, other than travel and similar advances, of the Shareholders, directors, officers and employees of the Company and any of its subsidiaries to the Company or any of its subsidiaries shall have been repaid in full.

     Section 5.10 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to the Acquiring Companies and their counsel, and the Acquiring Companies shall have received copies of all such documents and other evidences as they or their counsel may reasonably request in order to establish the consummation or such transactions and the taking of all proceedings in connection therewith.

     Section 5.11 Audited Financial Statements certified by Ernst & Young LLP. The Shareholders shall have furnished UniMark with the consolidated balance sheets of Simply Fresh and its subsidiaries as of December 31, 1995 and the related consolidated statements of income, Shareholders' equity and changes in financial position for the years then ended, all prepared in accordance with Generally Accepted Accounting Principles, upon which Ernst & Young LLP has reached an unqualified audit opinion based upon generally accepted auditing
standards (the "Ernst & Young Audited Financials").   The audited balance sheet
of Simply Fresh and the related statements of income, Shareholder' equity and changes in financial position set forth in the Ernst & Young Financials, shall be substantially similar to the balance sheet of Simply Fresh and the related statements of income, Shareholder' equity and changes in financial position that have been provided to UniMark by the Shareholders.

                                   ARTICLE VI
                  CONDITIONS TO THE SHAREHOLDERS' OBLIGATIONS

     Section 6. Conditions to the Shareholders' Obligations. The sale of the Simply Fresh Shares by the Shareholders on the Closing Date is conditioned upon receipt by the Shareholders of the legal opinion and other documents listed in Sections 6.1, 6.2 and 6.5, and compliance with Sections 6.3 and 6.4.

     Section 6.1 Opinions of UniMark's Counsel. UniMark shall have furnished the Shareholders with an opinion, dated the Closing Date, of Jordaan, Howard & Pennington, PLLC regarding the validity of the UniMark Shares.

     Section 6.2 Truth of Representations and Warranties. The representations and warranties of the Acquiring Companies contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; and the Acquiring Companies shall have delivered to the Shareholders on the Closing Date a certificate, dated the Closing Date, to such effect.

        Section 6.3 Governmental Approvals; Contractual Approvals. All federal, state, municipal or local governmental and contractual consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received, including all licenses, certifications, authorizations or approvals.

        Section 6.4 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Shareholders and their counsel.

        Section 6.5 Royalty Agreement. At the Closing, the Company and the Shareholders shall have executed an agreement pursuant to which UniMark will agree to pay to the Shareholders an amount equal to $.0025 per pound of fruit processed by UniMark that utilizes Simply Fresh's "high volume apparatus" for removing peel and sectioning fruit as set forth on Exhibit 5 hereto.

                                  ARTICLE VII
                SURVIVAL OF REPRESENTATIONS: INDEMNITY; SET-OFF

        Section 7.1 Survival of Representations. The respective representations and warranties of the Shareholders and the Acquiring Companies contained in this Agreement or in any Schedule delivered pursuant hereto shall survive the purchase and sale of the Simply Fresh Shares contemplated hereby for a period of three (3) years from the Closing Date, except for any representations and warranties pertaining to tax matters which will survive the Closing Date.

        Section 7.2 Indemnification. (a) The Shareholders agree, jointly and severally, to indemnify and hold the Acquiring Companies and their officers, directors and agents harmless from damages, losses or expenses in excess of $25,000 in the aggregate, suffered or paid, directly or indirectly, through application of the Company's or UniMark' assets, as a result of any and all claims, demands, suits, causes of action, proceedings, judgments and liabilities, including reasonable counsel fees incurred in litigation or otherwise, assessed, incurred or sustained by or against any of them with respect to or arising out of the failure of any representation or warranty made by the Shareholders in this Agreement or in any Schedule delivered pursuant hereto to be true and correct in all respects as of the date of this Agreement and as of the Closing Date.

               (b) the Acquiring Companies agree to indemnify and hold Sam Perricone and each of the Shareholders harmless from (i) those certain personal guaranties made by any of them in respect of Company obligations as set forth in Schedule 7.2(b) and (ii) damages, losses or expenses in excess of $25,000, in the aggregate, suffered or paid, directly or indirectly, as a result of any and all claims, demands, suits, causes of action, proceedings, judgments and liabilities, including reasonable counsel fees incurred in litigation or otherwise, assessed, incurred or sustained by or against any of them with respect to or arising out of the failure of any representation or warranty made by UniMark in this Agreement to be true and correct in all respects as of the date of this Agreement and as of the Closing Date.

                (c) Any party claiming indemnification hereunder, shall give the other party (an "indemnitee") written notice of the basis of indemnification, and if possible, shall allow the indemnitee a reasonable opportunity to retroactive, prospectively and permanently cure the problem.

                (d) The obligations to indemnify and hold harmless pursuant to this Section 7.2 shall survive the consummation of the transactions contemplated by this Agreement.

                                  ARTICLE VIII
                                 MISCELLANEOUS

     Section 8.1 Knowledge of Shareholders. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge, information and belief of the Shareholders, the Shareholders confirm that they have made due and diligent inquiry as to the matters that are the subject of such representations and warranties.

     Section 8.2 Expenses. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

     Section 8.3 "Person" Defined. "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or other department or agency thereof.

     Section 8.4 Captions. The Article and Section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     Section 8.5 Publicity. Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of UniMark and the Company to the contents and the manner of presentation and publication thereof.

     Section 8.6 Notices. Any notice or other communications required or permitted hereunder shall be sufficiently given if delivered in person or sent by telex or by registered or certified mail, postage prepaid, addressed as follows: If to UniMark, to UniMark Group, Inc., Attention: Jorn Budde, with a copy to its counsel, Jordaan, Howard & Pennington, 300 Crescent Court, Suite 1670, Dallas, Texas 75201, Telephone: (214)871-6550, Fax: (214)871-6560; and if
to Shareholders, to

     Sam Perricone Citrus Co., Inc
     1601 E. Olympic Blvd., Building 100, Suite 111
     Los Angeles, California 90021

or such other address as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by fax or mailed.

     Section 8.7 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     Section 8.8 Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which taken together shall constitute one instrument.

     Section 8.9 Entire Agreement. This Agreement, including the other documents referred to herein that form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     Section 8.10 Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by the Acquiring Companies and the Shareholders.

     Section 8.11 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

     Section 8.12 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

     Section 8.13 Termination of Agreement. All parties hereto agree to use their best efforts to fulfill the requirements of Articles V and VI as soon as practicable. If any precondition to the completion of the transactions contemplated hereby is not fulfilled on or prior to May 15, 1996, this Agreement shall be null and void and have no further effect.

     Section 8.14 Time of Essence. The mere lapse of time shall have the effect to constitute of the parties hereto in default to perform any of its obligations under this Agreement.

     Section 8.15 Negotiation. Each party hereto declares that the provisions of this Agreement and of all documents annexed thereto or referred to therein, have been freely negotiated and declares having read this Agreement and those documents and having understood their scope and nature.

     Section 8.16 Governing Law. This Agreement shall be governed by and construed in accordance with domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.


     Section 8.17 Arbitration. Any dispute arising under this Agreement shall be resolved by submission before the American Arbitration Association in Dallas, Texas, in accordance with its Commercial Arbitration Rules.

     Section 8.18 Attorney's Fees. If any legal action or other proceeding is brought under this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

     IN WITNESS WHEREOF, UniMark has caused its corporate name to be hereunto subscribed by its officer thereunto duly authorized, and the Shareholders have executed this Agreement, all as of the date first above written.


                              UNIMARK FOODS, INC


                              By:   Jorn Budde
                                  -----------------------------
                              Name:   Jorn Budde
                              Title:  President



                              THE UNIMARK GROUP, INC.


                              By:    Jorn Budde
                                   -----------------------------
                              Name:    Jorn Budde
                              Title:   President


                              SAM PERRICONE:


                              Sam Perricone
                              -----------------------------
                              Sam Perricone


                              SHAREHOLDERS:

                              Sam Perricone Children's Trust - 1972


                              By:    Paul Golub
                                   -----------------------------
                              Name:   Paul Golub
                              Title:  Trustee

                              Mark Strongin
                              -----------------------------
                              Mark Strongin

                                   EXHIBIT 1

                           Simply Fresh Shareholders




                                                  Number and        Ownership
Name and Address                              Category of Shares   Percentage
- ----------------                             --------------------  ----------
Sam Perricone Children's Trust - 1972
1601 E. Olympic Blvd., Suite 111
Los Angeles, California  90021
Mark Strongin
1110 3rd Street                              7,500 Common             75%
Hermosa Beach, California  90254             2,500 Common             25%